DIRTT Reports First Quarter 2026 Financial Results

CALGARY, Alberta, May 6, 2026 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT”, the “Company”, “we”, “our”, “us” or “ours”) (TSX: DRT; OTCQX: DRTTF), a leader in industrialized construction, today announced its financial results for the three months ended March 31, 2026. All financial information in this news release is presented in U.S. dollars, unless otherwise stated.

First Quarter 2026 Highlights and Recent Developments

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Revenue of $42.4 million in the first quarter of 2026, an increase of 3% from the first quarter of 2025.
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Gross profit and gross profit margin for the first quarter of 2026 was $13.0 million or 30.6% of revenue, a decrease from $14.5 million or 35.2% of revenue for the same period of 2025.
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Net loss after tax for the first quarter of 2026 was $3.3 million compared to net loss after tax of $0.7 million for the same period of 2025.
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Adjusted EBITDA1 for the first quarter of 2026 was $1.4 million, or 3.3% of revenue, a decrease of $0.7 million from $2.1 million or 5.1% of revenue for the first quarter of 2025. Lower Adjusted EBITDA was mainly driven by a $1.6 million decrease in Adjusted Gross Profit offset by a $0.9 million decrease in operating expenses (excluding reorganization costs and stock-based compensation).
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Liquidity, comprising unrestricted cash and available borrowings, was $25.1 million at March 31, 2026, compared to $32.1 million at December 31, 2025.
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On January 5, 2026, the Company announced that it entered into an agreement for an early termination of the lease at its former Rock Hill, South Carolina manufacturing facility, effective December 30, 2025.
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On January 12, 2026, the Company announced that Richard Hunter, President and Chief Operating Officer, departed from the Company and Aaron Merkin joined the Company as the Chief Technology Officer, both effective January 12, 2026.
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On January 31, 2026, the Company repaid the C$16.6 million ($12.1 million) principal amount of the Company’s issued and outstanding 6.00% convertible unsecured subordinated debentures (the “January Debentures”).
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On February 2, 2026, the Company’s 10-week trial against Falkbuilt Ltd., Messrs. Smed and Loberg and several other former DIRTT employees alleging breaches of restrictive covenants, fiduciary duties, employment duties and confidentiality commenced. DIRTT is pursuing damages and losses it suffered in Canada, the United States, and abroad in the Court of King’s Bench of Alberta. The trial is in progress and additional dates have been reserved in July 2026.
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On February 11, 2026, in connection with the financing from Business Development Bank of Canada (“BDC”), the Company entered into a priority agreement with Royal Bank of Canada (“RBC”) and BDC, and amended its existing credit facility with RBC.
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During the first quarter of 2026, the Company received net proceeds of $6.9 million from BDC to further strengthen our balance sheet and refinance the January Debentures. Subject to certain conditions, we expect that BDC will make a third disbursement of C$5.0 million in the second half of 20262.
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On February 17, 2026, the Company announced that it had entered into a support and standstill agreement (the “2026 Support Agreement”), effective February 13, 2026, with 22NW Fund, L.P. (“22NW”), DIRTT’s largest shareholder, and 726 BF LLC and 726 BC LLC (collectively, the “726 Entities”), who collectively own approximately 15% of the Company’s outstanding common shares. Under the 2026 Support Agreement, each of 22NW and the 726 Entities is subject to certain standstill and voting obligations, including voting in favor of the management nominees at the Company’s 2026 annual general meeting (the “2026 Meeting”), and, provided certain minimum shareholdings are maintained, each of 22NW and the 726 Entities has the right to designate a director nominee at the 2026 Meeting. The Support Agreement terminates on the date which is 90 days following the 2026 Meeting.

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On February 17, 2026, the Company also announced that Jeremy Gold, a Managing Director at the Briger Family Office, was appointed to the Board of Directors effective February 13, 2026, under the terms of the 2026 Support Agreement.

(1) See “Non-GAAP Financial Measures”

(2) Any advancement of additional funds from BDC is subject to, among other things, the satisfaction of certain conditions, as discussed in our 2025 Annual Report (as defined below).

Management Commentary

Benjamin Urban, chief executive officer, remarked “Despite macroeconomic challenges, including rising raw material prices and evolving tariff policies, our twelve-month forward looking pipeline entering the second quarter of 2026 has grown 16% year over year. We remain focused on expanding the pipeline, improving conversion trends, and continuing to advance a streamlined operating model through our Transformation Office, with the objective of creating long-term value for shareholders, partners, and employees.”

Fareeha Khan, chief financial officer, added “During the first quarter, we received C$10.0 million in funding from BDC, which was used to partially refinance our January Debentures that were repaid on January 31, 2026. We ended the quarter with total liquidity of $25.1 million. For the remainder of the year, we are maintaining our previously announced 2026 guidance of revenue between $194.0 and $209.0 million and Adjusted EBITDA between $26.0 and $31.0 million. We continue to closely monitor raw material pricing trends and are implementing actions to mitigate the impact their impact.”

First Quarter 2026 Results

First quarter 2026 revenue was $42.4 million, an increase of $1.1 million or 3%, from $41.3 million for the same period of 2025. We entered the first quarter of 2026 with a twelve-month forward pipeline 20% higher as compared to January 1, 2025. The first quarter is historically a low revenue quarter due to seasonality.

Gross profit and gross profit margin for the quarter ended March 31, 2026 were $13.0 million or 30.6% of revenue compared to $14.5 million or 35.2% of revenue for the quarter ended March 31, 2025. Adjusted Gross Profit and Adjusted Gross Profit Margin (see “– Non-GAAP Financial Measures”) for the first quarter of 2026 was $13.9 million or 32.9% of revenue. This represents a decrease from $15.5 million or 37.5% of revenue in the first quarter of 2025. Gross profit and Adjusted Gross Profit for the quarter ended March 31, 2026 were negatively impacted by rising aluminum costs, lower margins on higher installation projects, and higher tariff costs. With respect to higher aluminum prices, we have put in place a 1% tariff surcharge on orders placed after March 18, 2026 to help mitigate the impact of rising aluminum prices.

Sales and marketing expenses decreased by $0.1 million to $5.0 million for the quarter ended March 31, 2026, compared to $5.2 million for the quarter ended March 31, 2025.

General and administrative expenses were $5.4 million for the quarter ended March 31, 2026, a minor decrease from $5.5 million for the quarter ended March 31, 2025.

Operations support expenses of $1.6 million for the quarter ended March 31, 2026 decreased $0.4 million from $2.0 million in the same period of 2025. The decrease was primarily due to a $0.3 million decrease in salaries and benefits costs.

Technology and development expenses decreased by $0.3 million to $0.9 million for the quarter ended March 31, 2026, compared to $1.2 million for the quarter ended March 31, 2025. The decrease was primarily related to a $0.2 million decrease in salaries and benefits costs.

Stock-based compensation expense for the quarter ended March 31, 2026, was $0.9 million, an increase from $0.7 million in the same period of 2025. The increase in expense was largely due to an increase in performance share units expense, slightly offset by a decrease in deferred share unit expense in the first quarter of 2026, compared to the first quarter of 2025.

For the quarter ended March 31, 2026, we incurred $2.4 million of reorganization costs compared to $0.2 million during the quarter ended March 31, 2025. Reorganization expenses for the quarter ended March 31, 2026 primarily relate to termination benefits and consultant costs associated with our transformation plan (refer to Note 4 of our interim condensed consolidated financial statements for additional information), while the reorganization costs in the quarter ended March 31, 2025 relate to the movement of inventory and equipment from our former facility in Rock Hill, South Carolina for use at our facility in Calgary, Alberta.

In the quarter ended March 31, 2026, we had a foreign exchange gain of $0.3 million compared to a loss of $0.1 million in the quarter ended March 31, 2025, due to the weakening of the Canadian dollar relative to the U.S. dollar throughout the first quarter of 2026.

Interest income decreased to $0.1 million for the quarter ended March 31, 2026, compared to $0.3 million in the quarter ended March 31, 2025, primarily the result of declining prime rates on lower cash equivalents throughout the quarter ended March 31, 2026 compared to the same period of 2025.

Interest expense for the quarter ended March 31, 2026 was $0.4 million, compared to $0.5 million for the quarter ended March 31, 2025. This decrease is largely due to repayment of debt throughout the year ended December 31, 2025 and during the first three months of 2026, reducing the interest payable on current and long-term debt.

Net loss after tax for the first quarter of 2026 was $3.3 million compared to $0.7 million net loss after tax for the same period of 2025. The increase in net loss is primarily the result of a $2.2 million increase in reorganization expenses, a $1.5 million decrease in gross profit, offset by a $0.8 million decrease in other operating expenses and a $0.5 million increase in foreign exchange gains.

Adjusted EBITDA (see “Non-GAAP Financial Measures”) for the first quarter of 2026 was $1.4 million, or 3.3% of revenue, a decrease of $0.7 million from $2.1 million or 5.1% of revenue for the first quarter of 2025. This decrease is attributed to the $1.6 million decrease in Adjusted Gross Profit (explained above) offset by a decrease in operating expenses (excluding reorganization expense and stock-based compensation) of $0.9 million.

Outlook

As we progress further into 2026, DIRTT is building on the momentum engendered in the second half of 2025. While macroeconomic and industry-related headwinds persist - including trade policy-related volatility, uncertainty around project timing, and delayed capital expenditure decisions - their impact on our business has diminished materially as mitigation actions have been implemented and industry participants have adjusted to the revised trade environment.

The tariff response initiated in early 2025 is now fully implemented. What began as a defensive measure has been embedded into our operating model, evolving into a structural advantage and providing manufacturing flexibility on both sides of the border that few competitors in industrialized construction possess.

Our pipeline reflects these improving dynamics. The twelve‑month forward‑looking pipeline is approximately $338 million, representing an increase of 16% compared to the first quarter of 2025. The scheduling delays and suppressed award activity we identified early last year have continued to normalize. We are seeing renewed alignment between partners and clients around defined project schedules, while cancellations and losses remain de minimis – consistent with demand having been deferred rather than foregone.

Construction Services continues to develop as a revenue channel, accounting for approximately $55 million of the pipeline. In contrast to traditional product-led opportunities, Construction Services engagements are typically governed by contractual arrangements that provide greater commercial visibility once awarded and tend to convert to revenue more consistently. As this channel evolves, it supports broader sales coverage and should improve pipeline-to-revenue conversion. These results reflect continued execution of the Company’s transformation initiatives, including operating model-driven process standardization, cost optimization, partner enablement, and enhanced go-to-market coverage. Collectively, these efforts strengthen DIRTT’s ability to convert pipeline into revenue and earnings. As a result, the Company is better positioned to translate demand into execution and profitability than at any point in its recent history.

With ample liquidity, a growing pipeline, improving conversion trends, and a streamlined operating model, DIRTT remains focused on disciplined execution and long-term value creation for shareholders, partners, and employees.

Financial Guidance

We are maintaining the initial 2026 guidance communicated earlier this year of:

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2026 Revenue: $194.0 - $209.0 million
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2026 Adjusted EBITDA: $26.0 - $31.0 million

This guidance reflects management’s current assessment of macroeconomic conditions and underlying business fundamentals and incorporates tariff impacts and recent increases in raw material and oil prices arising from geopolitical developments, including the Iran war. Changes in trade policy, tariffs, input costs, or demand and project timing may impact future results. The Company will update guidance if and when such impacts become quantifiable.

Conference Call and Webcast Details

A conference call and webcast for the investment community is scheduled for May 7, 2026 at 08:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Benjamin Urban, chief executive officer, and Fareeha Khan, chief financial officer.

The call is being webcast live on the Company’s website at dirtt.com.

A webcast replay of the call will be available on DIRTT’s website. Click here to listen to the live webcast of the call. Following the presentation, DIRTT will take questions from covering analysts. To participate in the question-and-answer session, register here.

Statement of Operations

(Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2026	2025
Product revenue	40,816	40,346
Service revenue	1,616	949
Total revenue	42,432	41,295

Product cost of sales	27,319	26,356
Service cost of sales	2,112	397
Total cost of sales	29,431	26,753
Gross profit	13,001	14,542

Expenses
Sales and marketing	5,031	5,177
General and administrative	5,436	5,480
Operations support	1,615	2,030
Technology and development	941	1,228
Stock-based compensation	875	739
Reorganization	2,367	210
Total operating expenses	16,265	14,864

Operating loss	(3,264)	(322)
Interest income	82	262
Gain on extinguishment of convertible debentures	-	7
Foreign exchange gain (loss)	339	(112)
Interest expense	(350)	(451)
	71	(294)
Net loss before tax	(3,193)	(616)
Income taxes
Current and deferred income tax expense	80	45
Net loss after tax	(3,273)	(661)

Net loss per share
Net loss per share − basic and diluted	(0.02)	(0.00)

Weighted average number of shares outstanding (in thousands)
Basic and diluted	192,358	191,580

Non-GAAP Financial Measures

Our interim condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These GAAP financial statements include non-cash charges and other charges and benefits that we believe are unusual or infrequent in nature or that we believe may make comparisons to our prior or future performance difficult.

As a result, we also provide financial information in this news release that is not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. Management uses these non-GAAP financial measures in its review and evaluation of the financial performance of the Company. We believe that these non-GAAP financial measures also provide additional insight to investors and securities analysts as supplemental information to our GAAP results and as a basis to compare our financial performance period-over-period and to compare our financial performance with that of other companies. We believe that these non-GAAP financial measures facilitate comparisons of our core operating results from period to period and to other companies by removing the effects of our capital structure (net interest income on cash deposits, interest expense on outstanding debt and debt facilities, or foreign exchange movements), asset base (depreciation and amortization), tax consequences, reorganization expense, unusual or infrequent charges or gains (such as gain on extinguishment of debt), and stock-based compensation. We remove the impact of foreign exchange gain (loss) from Adjusted EBITDA. Foreign exchange gains and losses can vary significantly period-to-period due to the impact of changes in the U.S. and Canadian dollar exchange rates on foreign currency denominated monetary items on the balance sheet and are not reflective of the underlying operations of the Company. In addition, management bases certain forward-looking estimates and budgets on non-GAAP financial measures, primarily Adjusted EBITDA. We have not reconciled forward-looking non-GAAP measures, including Adjusted EBITDA guidance, to its corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to non-operating income and expenditures, which are difficult to predict and subject to change.

Depreciation and amortization, stock-based compensation expense, reorganization expense, foreign exchange gains and losses, gain on extinguishment of convertible debt, net interest income on cash deposits, interest expense on outstanding debt and debt facilities, and tax expense are excluded from our non-GAAP financial measures because management considers them to be outside of the Company’s core operating results, even though some of those receipts and expenses may recur, and because management believes that each of these items can distort the trends associated with the Company’s ongoing performance. We believe that excluding these receipts and expenses provides investors and management with greater visibility to the underlying performance of the business operations, enhances consistency and comparativeness with results in prior periods that do not, or future periods that may not, include such items, and facilitates comparison with the results of other companies in our industry.

The following non-GAAP financial measures are presented in this news release, and a description of the calculation for each measure is included.

Adjusted Gross Profit	Gross profit before deductions for depreciation and amortization
Adjusted Gross Profit Margin	Adjusted Gross Profit divided by revenue
EBITDA	Net income before interest, taxes, depreciation, and amortization
Adjusted EBITDA

EBITDA adjusted to remove foreign exchange gains or losses; reorganization expenses; stock-based compensation expense; unusual or infrequent charges (such as gain on extinguishment of debt); and any other non-core gains or losses

Adjusted EBITDA Margin	Adjusted EBITDA divided by revenue

You should carefully evaluate these non-GAAP financial measures, the adjustments included in them, and the reasons we consider them appropriate for analysis supplemental to our GAAP information. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider any of these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. You should also be aware that we may recognize income or incur expenses in the future that are the same as, or similar to, some of the adjustments in these non-GAAP financial measures. Because these non-GAAP financial measures may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation for the results for the three months ended March 31, 2026 and 2025 of EBITDA and Adjusted EBITDA to our net loss after tax, and of Adjusted EBITDA Margin to net loss margin, which are the most directly comparable GAAP measures for the periods presented:

(Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2026	2025
	($ in thousands)
Net loss after tax for the period	(3,273)	(661)
Add back (deduct):
Interest income	(82)	(262)
Interest expense	350	451
Income tax expense	80	45
Depreciation and amortization	1,427	1,480
EBITDA	(1,498)	1,053
Stock-based compensation	875	739
Reorganization expense(2)	2,367	210
Foreign exchange (gain) loss	(339)	112
Gain on extinguishment of convertible debentures(2)	-	(7)
Adjusted EBITDA	1,405	2,107
Net Loss Margin(1)	(7.7)%	(1.6)%
Adjusted EBITDA Margin	3.3%	5.1%
(1)
Net loss after tax divided by revenue.
(2)
Reorganization expenses (refer to Note 4 of the interim condensed consolidated financial statements) and the gain on extinguishment of convertible debentures are not core to our business and are therefore excluded from the Adjusted EBITDA calculation.

The following table presents a reconciliation for the three months ended March 31, 2026 and 2025 of Adjusted Gross Profit to our gross profit and Adjusted Gross Profit Margin to gross profit margin, which are the most directly comparable GAAP measures for the periods presented:

(Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2026	2025
	($ in thousands)
Gross profit	13,001	14,542
Gross profit margin	30.6%	35.2%
Add: Depreciation and amortization expense	946	957
Adjusted Gross Profit	13,947	15,499
Adjusted Gross Profit Margin	32.9%	37.5%

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” “continue,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to proposed financings and the terms, timing and use of proceeds thereof; the effect of our Transformation Office on our business and the timing thereof; the benefit of fixed cost leverage; the effect of our strategic priorities on increasing value creation; the impacts of macroeconomic conditions on the Company’s business; the Company’s pipeline; forecast operating and financial results and the impact of certain cost-saving measures; the competitiveness of the Company’s solutions; the liquidity and capital resources of the Company; the outcome and effects that current claims and litigation against the Company; financial condition, results of operations and growth prospects; the effect of tariffs and economic uncertainty on our business, including on our 2026 guidance, and our ability to mitigate any such effects and timing thereof; our 2026 guidance including with respect to revenue and Adjusted EBITDA, and the timing thereof; project demand and delivery and the timing thereof; capital expenditures and allocation; general economic conditions; our ability to weather economic conditions; the effects and benefits of DIRTT’s tariff response; DIRTT’s ability to convert its pipeline into revenue; and DIRTT’s ability to support its partners, grow its business and invest in long-term growth.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those contained in, or expressed or implied by such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, risks described under the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and applicable securities commissions or similar regulatory authorities in Canada on February 25, 2026 (our “2025 Annual Report”).

Information in this news release regarding the Company’s financial performance targets may also constitute a financial outlook within the meaning of applicable securities laws and provides information as to management's expectation as to DIRTT’s financial performance. Readers are cautioned that the financial outlook may not be appropriate for other purposes. Our past results of operations are not necessarily indicative of our future results. You should not place undue reliance on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT’s interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol “DRT” and on the OTCQX under the symbol “DRTTF”.

FOR FURTHER INFORMATION PLEASE CONTACT ir@dirtt.com